Exhibit 4.1

INDENTURE
between
MGM MIRAGE
and
U.S. BANK NATIONAL ASSOCIATION, as Trustee
Dated as of December 21, 2006

i

EXHIBITS
EXHIBIT A — FORM OF DEBT SECURITY

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section
310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.09
	(b)	7.08
	(c)	N.A.
311	(a)	7.13
	(b)	7.13
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.16
	(b)(1)	7.16
	(b)(2)	7.16
	(c)	7.16;11.02
	(d)	7.16
314	(a)	4.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	11.04
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.02; 11.01
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a)(last sentence)	2.08
	(a)(1)(A)	6.12
	(a)(1)(B)	6.13
	(a)(2)	N.A.
	(b)	6.08
	(c)	N.A.
317	(a)(1)	6.03
	(a)(2)	6.04
	(b)	2.05
318	(a)	11.01
	(b)	N.A.
	(c)	1.03

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

     INDENTURE dated as of December 21, 2006, among MGM MIRAGE, a Delaware corporation (the “Company”), the Guarantors party hereto, and U.S. Bank National Association (the “Trustee”), having its Corporate Trust Office at 60 Livingston Avenue, St. Paul, MN 55107-1419.
RECITALS OF THE COMPANY
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (the “Debt Securities”), to be issued in one or more series, as provided in this Indenture.
     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.
     All things necessary have been done to make this Indenture, when executed by the Company, a valid agreement of the Company, in accordance with its terms.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Debt Securities or Holders of Debt Securities of any series, as applicable, as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01 DEFINITIONS.
     “Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders of Debt Securities that is embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.
     “Agent” means any Registrar, Paying Agent, co-registrar or additional paying agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange at the relevant time.
     “Authenticating Agent” has the meaning specified in Section 7.14.
     “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.
     “Beneficiaries” means the Holders of the Debt Securities and the Trustee.
     “Board of Directors” means, with respect to any Person, the Board of Directors (or any similar governing body) of such Person, or unless the context otherwise requires, any authorized committee of the Board of Directors (or such body) of such Person. Unless otherwise specified, “Board of Directors” means the Board of Directors of the Company.
     “Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company.

     “Business Day” means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in Nevada or New York are authorized or obligated by law to close.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission or any successor agency.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the President or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
     “Corporate Trust Office” means the office of the Trustee specified in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of the Debt Securities of any series.
     “corporation” means a corporation, association, company or business trust.
     “Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities (including any Global Note) authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Debt Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Debt Securities authenticated and delivered under this Indenture, exclusive, however, of Debt Securities of any series as to which such Person is not Trustee.
     “Debt Security Register” means a register maintained in any office or agency of the Company in a Place of Payment in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and of transfers and exchanges of Debt Securities which the Company shall cause to be kept at the Corporate Trust Office of the Trustee (or at the appropriate office of any other Registrar appointed hereunder).
     “Default” means any event that, with the passage of time or the giving of notice or both, would be an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 2.12.
     “Definitive Note” means one or more certificated Debt Securities registered in the name of the Holder thereof, issued in accordance with Section 2.07, and substantially in the form of Exhibit A hereto or as otherwise established pursuant to Section 2.02.
     “Depositary” means, with respect to the Debt Securities issuable or issued in whole or in part in global form, the person specified in or pursuant to Section 2.04 as the Depositary with respect to the Debt Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” means or includes such successor.
     “Discharged” has the meaning specified in Section 8.04.
     “Disqualified Holder” has the meaning specified in Section 3.08.
     “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States that, at the time of payment, is legal tender for the payment of public and private debts.

     “DTC” has the meaning specified in Section 2.04.
     “Event of Default” has the meaning specified in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
     “Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Detroit City Council, the Mississippi Gaming Commission, the Illinois Gaming Board or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a Subsidiary of the Company or any successor thereto.
     “Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of this Indenture be, subject.
     “Gaming Licenses” means every material license, permit, franchise, registration or other material approval held by, or issued at any time after the date of this Indenture, to the Company or any of its Subsidiaries authorizing the Company or any of its Subsidiaries to own, lease, operate or otherwise conduct or manage gaming in any state or jurisdiction.
     “Global Notes” means one or more Debt Securities substantially in the form attached hereto as Exhibit A, or as otherwise established pursuant to Section 2.02, issued under this Indenture that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.
     “Global Note Legend” means the legend set forth in Section 2.07(f), which is required to be placed on all Global Notes issued under this Indenture.
     “Guarantee” has the meaning specified in Section 10.01.
     “Guaranteed Obligations” has the meaning specified in Section 10.01.
     “Guarantor” means, with respect to the Debt Securities of any series, any Person who has guaranteed the obligations of the Company under this Indenture with respect to such series pursuant to Article 10, until released from such guarantee pursuant to the terms of this Indenture.
     “Holder” means the Person in whose name a Debt Security is registered on the Registrar’s books.
     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.
     “Indebtedness” of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, including for such purpose Obligations under capitalized leases, and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person. For purposes of this definition of Indebtedness, a “capitalized lease” shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.
     “Indenture” means this Indenture as amended or supplemented from time to time. The term “Indenture” shall also include the terms of a particular series of Debt Securities established as contemplated by Section 2.01.
     “Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.
     “Interest Payment Date” with respect to any Debt Security means the Stated Maturity of an installment of interest on such Debt Security.
     “Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more of its Subsidiaries.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
     “Maturity” when used with respect to any Debt Security means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or otherwise.
     “Moody’s” means Moody’s Investor Service, Inc.
     “Non-recourse Indebtedness” means Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.
     “Notes Custodian” or “Custodian” means the custodian with respect to any Global Note (as appointed by the Depositary), or any successor entity thereto covered in 2.04.
     “Notice of Default” has the meaning specified in Section 6.01.
     “Obligations” means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.
     “Officers” means any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, an Executive or Senior Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the President or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (including an employee of the Company).

     “Original Issue Discount Security” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.
     “Outstanding Debt Securities” has the meaning set forth in Section 2.09.
     “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
     “Paying Agent” has the meaning specified in Section 2.04.
     “Payment” means, with respect to the Debt Securities and Guarantees, any payment, whether in cash or other assets or property, of interest, principal, premium, or any other amount on, of or in respect of the Debt Securities, any other acquisition of Debt Securities and any deposit into the trust described in Article VIII. The verb “pay” has a correlative meaning.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
     “Place of Payment” when used with respect to the Debt Securities means the Corporate Trust Office of the Trustee or such other location as may be established under Section 4.04.
     “Predecessor Debt Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 2.08 in lieu of a mutilated, lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security.
     “Redemption Date” means the date fixed for redemption of any Debt Security pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Registrar” has the meaning specified in Section 2.04.
     “Regular Record Date” for the interest payable on the Debt Securities of any series on any Interest Payment Date means the dates designated as the Record Dates in the Global Notes of any such series.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Significant Subsidiary” means, with respect to any Person, any Subsidiary of that Person that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date hereof.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.
     “Stated Maturity” when used with respect to any Debt Security or any payment of principal thereof or premium thereon or interest thereon means the date specified in such Debt Security or in this Indenture, as the date on which the principal of such Debt Security or such payment of principal, premium or interest is due and payable.
     “Subsidiary” of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other equity interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other equity interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.
     “Tracinda” has the meaning set forth in Section 11.14.
     “Treasury Securities” mean any obligations issued or guaranteed by the United States government or any agency thereof.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean only the Trustee with respect to Debt Securities of that series.
     “Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Uniform Commercial Code” means the Nevada Uniform Commercial Code as in effect from time to time.
     “United States” means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
     “U.S. Depositary” means Depository Trust Company or any other clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be the U.S. Depositary designated in the form of Debt Security attached as Exhibit A hereto until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Depositary” shall mean or include each Person who is then a U.S. Depositary hereunder.
     “U.S. Government Obligations” has the meaning specified in Section 8.04.
     “Vice President” includes, with respect to the Company, any Executive or Senior Vice President and includes, with respect to the Trustee, any Vice President, whether or not designated by a number or word or words added before or after the title “Vice President.”
     SECTION 1.02 OTHER DEFINITIONS.

Term	Defined in Section
“Authentication Order”	2.03
“covenant defeasance option”	8.04
“DTC”	2.04
“Funding Guarantor”	10.04
“legal defeasance option”	8.04
“MD&A”	4.02
“Notice of Default”	6.01
“Paying Agent”	2.04
“protected purchaser”	2.08
“Registrar”	2.04
“Transaction Documents”	11.14

SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
     This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
     “indenture securities” means the Debt Securities.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the Debt Securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
     SECTION 1.04 RULES OF CONSTRUCTION.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all financial calculations and determinations contemplated by this Indenture shall be made in conformity with GAAP as in effect as of the Closing Date;
     (3) “or” is not exclusive;
     (4) “including” means “including without limitation”;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Debt;
     (7) all references to “principal” of the Debt Securities include redemption price and purchase price and all references to “interest” on the Debt Securities include interest accruing after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest), whether or not allowed or allowable as a claim in any such proceeding;
     (8) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;
     (9) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture; and
     (10) all references to statutes or rules (or their subparts) include replacement or successor provisions.

ARTICLE II
THE DEBT SECURITIES
     SECTION 2.01 AMOUNT UNLIMITED; ISSUABLE IN SERIES.
     The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.
     The Debt Securities may be issued in one or more series. There shall be established (i) in or pursuant to a Board Resolution and, subject to Section 2.02, set forth, or determined in the manner provided, in an Officers’ Certificate, or (ii) in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:
     (a) the title of the Debt Securities of the series, including CUSIP number(s) (which shall distinguish the Debt Securities of the series from Debt Securities of any other series);
     (b) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 2.07, 2.08, 2.10, 3.07 or 9.06 and except for any Debt Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);
     (c) the Person to whom any interest on a Debt Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the record date for such interest;
     (d) the date or dates on which the principal of any Debt Securities of the series is payable;
     (e) the rate or rates at which any Debt Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the record date for any such interest payable on any interest payment date;
     (f) the place or places where the principal of and any premium and interest on any Debt Securities of the series shall be payable;
     (g) the period or periods within which, the price or prices at which and the terms and conditions upon which any Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Debt Securities shall be evidenced;
     (h) if the amount of principal of or any premium or interest on any Debt Securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, the manner in which such amounts shall be determined;
     (i) if other than the entire principal amount thereof, the portion of the principal amount of any Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;
     (j) if the principal amount payable at the Stated Maturity of any Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Debt Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

     (k) if other than by a Board Resolution, the manner in which any election by the Company to defease any Debt Securities of the series pursuant to Section 8.04 shall be evidenced; or, that the Debt Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 8.04;
     (l) if applicable, that any Debt Securities of the series shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective Depositaries for such Global Notes, the form of any legend or legends which shall be borne by any such Global Note in addition to or in lieu of that set forth in Section 2.07(f) and any circumstances in addition to or in lieu of those set forth in Section 2.07 in which any such Global Notes may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof;
     (m) any addition to or change in the Events of Default which apply to any Debt Securities of the series and any change in the right of the Trustee or the requisite Holders of such Debt Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;
     (n) any addition to, deletion from or change in the covenants set forth in Article IV which apply to Debt Securities of the series;
     (o) the designation of the Trustee in respect of Debt Securities of the series;
     (p) if applicable, that any Debt Securities of the series will be subordinated to other indebtedness of the Company and the terms and conditions, if any, of such subordination;
     (q) if applicable, that any Debt Securities of the series shall be guaranteed by any Guarantors and the terms and conditions, if any, upon which such Debt Securities shall be guaranteed and, if applicable, upon which such Guarantees may be subordinated to other indebtedness of the respective Guarantors;
     (r) if applicable, that any such Debt Securities of the series shall be secured by any collateral and the terms and conditions, if any, upon which such Debt Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor;
     (s) if applicable, that any Debt Securities of the series shall be convertible into, or exchangeable for, any other securities issued by the Company or any other Persons and the terms and conditions, if any, upon which such Debt Securities shall be convertible or exchangeable; and
     (t) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).
     All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.02(a)) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.02(a)) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto with respect to a series of Debt Securities, additional Debt Securities of a series may be issued, at the option of the Company, without the consent of any Holder, at any time and from time to time.
     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. If all of the Debt Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Debt Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Debt Security of such series.
     SECTION 2.02 FORM AND DATING.
     (a) General. The Debt Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution thereof. If the form of Debt Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.03 for the authentication and delivery of such Debt Securities. If all of the Debt Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Debt Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Debt Security of such series. The Debt Securities may have notations, legends or endorsements required by law, stock exchange rule, usage or this Indenture. Each Debt Security shall be dated the date of its authentication. The Debt Securities shall be in denominations of $1,000 and integral multiples thereof.
     The terms and provisions contained in the Debt Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debt Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Subject to Section 2.02(a), the Debt Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Subject to Section 2.02(a), the Debt Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Debt Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debt Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Debt Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or transfers of beneficial interests from one Global Note to another Global Note. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debt Securities represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder or beneficial owner thereof as required by Section 2.07.
     SECTION 2.03 EXECUTION AND AUTHENTICATION.
     The Debt Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its President, one of its Executive or Senior Vice Presidents or Chief Executive Officers or its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.
     If an Officer whose signature is on a Debt Security no longer holds that office at the time a Debt Security is authenticated, the Debt Security shall nevertheless be valid. A Debt Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debt Security has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and, if requested therein, deliver the Debt Securities for original issuance up to the aggregate principal amount stated in such Authentication Order in such form as may be provided therein or in this Indenture. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debt Securities. An authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     SECTION 2.04 REGISTRAR, PAYING AGENT AND DEPOSITARY.
     The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Debt Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Debt Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Debt Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or other Agent not a party to this Indenture, which shall incorporate the mandatory terms of the TIA not otherwise excluded hereunder. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.10.

     The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes. The Company shall cause the Debt Security Register to be kept at the Corporate Trust Office of the Trustee acting in its capacity as Registrar.
     SECTION 2.05 PAYING AGENT TO HOLD MONEY IN TRUST.
     Prior to 10:00 a.m. on each due date of the principal and interest on any Debt Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) by wire transfer a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Debt Securities, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent, and in such event any such Paying Agent shall have the obligation, to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debt Securities.
     Any money deposited with any Paying Agent, or then held by the Company or a domestic Subsidiary in trust for the payment of principal or interest on any Debt Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a domestic Subsidiary, shall be discharged from such trust; and the Holders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.
     SECTION 2.06 HOLDER LISTS.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debt Securities and, to the extent applicable, the Company shall otherwise comply with TIA § 312(a).
     SECTION 2.07 TRANSFER AND EXCHANGE.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary or ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days of such notice or cessation or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10. Every Debt Security authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Debt Security other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) or pursuant to Section 2.01.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Debt Securities or otherwise applicable under the Securities Act, the Trustee or Notes Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(g).
     (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.03, the Trustee shall authenticate and deliver to the Person designated in the instructions an Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Debt Securities are so registered.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Debt Security for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Debt Securities to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (unless otherwise specified by the Depositary):
     “THIS DEBT SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.”
     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Debt Securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Debt Securities represented by such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (h) General Provisions Relating to Transfers and Exchanges.
          (i) The Debt Securities shall be transferable only upon the surrender of a Debt Security for registration of transfer and in compliance with this Section 2.07. When a Debt Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code and this Section 2.07 are met. When Debt Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Debt Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
          (ii) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.
          (iii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07 and 9.06).
          (iv) The Registrar shall retain copies of all certificates, notices and other written communications received pursuant to this Section 2.07. The Company shall have the right to inspect and make copies of all such certificates, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          (v) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (vi) The Company, Trustee and Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Debt Securities during a period beginning at the opening of business 15 days before the day of any selection of Debt Securities for redemption under Section 3.03 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part or (C) to register the transfer of or to exchange a Debt Security between a record date and the next succeeding interest payment date.
          (vii) Prior to due presentment for the registration of a transfer of any Debt Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Debt Securities, payment of the redemption price of the Debt Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
          (viii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
          (ix) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.
     SECTION 2.08 REPLACEMENT DEBT SECURITIES.
     If a mutilated Debt Security is surrendered to the Registrar or if the Holder of a Debt Security claims that the Debt Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debt Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Debt Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Debt Security. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, any Guarantor, the Trustee, the Paying Agent, and the Registrar from any loss that any of them may suffer if a Debt Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Debt Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Debt Security has become or is about to become due and payable, the Company in its discretion may pay such Debt Security instead of issuing a new Debt Security in replacement thereof.
     Every replacement Debt Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Debt Securities duly issued hereunder.
     The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Debt Securities.
     SECTION 2.09 OUTSTANDING DEBT SECURITIES.
          “Outstanding Debt Securities”, or “Outstanding” when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, including Debt Securities tendered and exchanged for other securities of the Company;
          (ii) Debt Securities of any series for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Debt Securities of such series; provided, however, that if such Debt Securities are to be redeemed, then notice of redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed;
          (iii) Debt Securities of any series, except to the extent provided in Section 8.04, with respect to which the Company has effected defeasance as provided in Article VIII; and
          (iv) Debt Securities paid pursuant to Section 2.08 and Debt Securities in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Debt Securities Outstanding of any series have performed any Act hereunder, (A) the principal amount of Original Issue Discount Securities, if any, which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof to such date pursuant to Section 6.02 and (B) Debt Securities of such series owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase or exchange Debt Securities, Debt Securities tendered by a Holder shall be Outstanding until the date of purchase or exchange), except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Debt Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor.
     SECTION 2.10 TEMPORARY DEBT SECURITIES.
     Until certificates representing Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debt Securities. Temporary Debt Securities shall be substantially in the form of Definitive Debt Securities but may have variations that the Company considers appropriate for temporary Debt Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Debt Securities in exchange for temporary Debt Securities. Holders of temporary Debt Securities shall be entitled to all of the benefits of this Indenture.
     SECTION 2.11 CANCELLATION.
     All Debt Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee at its Corporate Trust Office. All Debt Securities so delivered shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debt Securities previously authenticated hereunder which the Company has not issued, and all Debt Securities so delivered shall be promptly cancelled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as permitted by this Indenture. All cancelled Debt Securities held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Debt Securities by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Debt Securities are surrendered to the

Trustee for cancellation. The Debt Securities shall not be disposed of until exchanged in full for Definitive Debt Securities or until payment thereon is made in full.
     SECTION 2.12 PAYMENT OF INTEREST; DEFAULTED INTEREST.
     (a) Except as otherwise provided as contemplated by Section 2.01 with respect to any series of Debt Securities, interest on any Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.
     (b) Any interest on any Debt Security which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Debt Securities (or their respective Predecessor Debt Security) are registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee prior to 10:00 a.m., New York City time, an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Debt Securities at their addresses as they appear in the Debt Security Register, not less than 15 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Debt Security) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
          (2) The Company may make payment of any Defaulted Interest on Debt Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     (c) Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon transfer of, in exchange for, or in lieu of, any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.
SECTION 2.13 CUSIP, ISIN OR COMMON CODE NUMBERS.
     The Company in issuing the Debt Securities may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in “CUSIP,” “ISIN” or “Common Code” numbers.

ARTICLE III
REDEMPTION
     SECTION 3.01 OPTIONAL REDEMPTION.
     Debt Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article.
     SECTION 3.02 ELECTION TO REDEEM; NOTICE TO TRUSTEE.
     The election of the Company to redeem Debt Securities of any series shall be evidenced by a Board Resolution. The Company shall, not less than 35 (unless a shorter notice period is acceptable to the Trustee) nor more than 60 days before the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, the series of Debt Securities to be redeemed, the Redemption Price, the CUSIP numbers and the principal amount of Debt Securities of such series to be redeemed.
     SECTION 3.03 SELECTION BY TRUSTEE OF DEBT SECURITIES TO BE REDEEMED.
     If less than all of the Debt Securities of any series are to be redeemed at the election of the Company, the particular Debt Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Debt Securities of such series not previously called for redemption by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Debt Securities or any integral multiple thereof) of the principal amount of such Debt Securities in a denomination larger than the minimum authorized denomination for such Debt Securities pursuant to Section 2.02(a) in the currency in which the such Debt Securities are denominated. The portions of the principal amount of the Debt Securities of such series so selected for partial redemption shall be equal to the minimum authorized denominations for such Debt Securities pursuant to Section 2.02(a) in the currency in which such Debt Securities are denominated or any integral multiple thereof. In any case when more than one Debt Security is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Debt Security.
     The Trustee shall promptly notify the Company and the U.S. Depositary for the applicable series of Debt Securities (if other than itself) in writing of the Debt Securities of such series selected for redemption and, in the case of Debt Securities of any such series selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.
     SECTION 3.04 NOTICE OF REDEMPTION.
     Notice of redemption shall be given by the Company, or at the Company’s written request, by the Trustee in the name and at the expense of the Company, not less than 30 days and not more than 60 days prior to the Redemption Date to the Holders of the Debt Securities of the series to be redeemed pursuant to this Article III, in the manner provided in Section 11.02. Any notice so given shall be conclusively presumed to have been duly given, whether or not any such Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Debt Security, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Debt Security.
     All notices of redemption shall identify the series of Debt Securities to be redeemed (including CUSIP number) and shall state:
     (a) the Redemption Date,

     (b) the Redemption Price,
     (c) that the Debt Securities of such series are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of such Debt Securities, together with a brief statement of the facts permitting such redemption,
     (d) that (i) all Outstanding Debt Securities of such series are to be redeemed, or (ii) if less than all Outstanding Securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Debt Securities to be redeemed,
     (e) in the case of Debt Securities of any series that are to be redeemed in part only, that on or after the Redemption Date, upon surrender of such Debt Securities, the Holders of such Debt Securities will receive, without charge, new Debt Securities of such series in authorized denominations for the principal amount thereof remaining unredeemed,
     (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date, and
     (g) the Place or Places of Payment where such Debt Securities are to be surrendered for payment of the Redemption Price.
     SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.
     On or prior to 10:00 a.m., New York City time, on the Redemption Date for the Debt Securities of any series so to be redeemed, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.05) an amount of money in the currency in which such Debt Securities are denominated sufficient to pay the Redemption Price of such Debt Securities which are to be redeemed on that date.
     SECTION 3.06 DEBT SECURITIES PAYABLE ON REDEMPTION DATE.
     Notice of redemption having been given as aforesaid, any Debt Securities of any series so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price in the currency in which such Debt Securities are payable, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security of any such series for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Debt Securities which have a Stated Maturity on or prior to the Redemption Date for such Debt Securities shall be payable according to the terms of such Debt Securities and the provisions of Section 2.05, Section 2.12 and Section 4.05.
     If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Debt Security.
     SECTION 3.07 DEBT SECURITIES REDEEMED IN PART.
     Any Debt Security of a series which is to be redeemed only in part shall be surrendered at the Corporate Trust Office with, if the Company, the U.S. Depositary for such Debt Securities or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the U.S. Depositary for such Debt Securities and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.
     SECTION 3.08 MANDATORY DISPOSITION OF DEBT SECURITIES PURSUANT TO GAMING LAWS.
     Each Holder and beneficial owner, by accepting or otherwise acquiring an interest in the Debt Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming requires that a Person who is a Holder or beneficial owner must be licensed, qualified or found suitable under the applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable (a “Disqualified Holder”), then the Company shall have the right, at its option, notwithstanding any other provision of this Indenture:
     (i) to require such Person to dispose of its Debt Securities or beneficial interest therein within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority; or
     (ii) to redeem such Debt Securities, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to:
          (1) the lesser of:
               (a) the Person’s cost, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply; and
               (b) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply; or
          (2) such other amount as may be required by applicable Gaming Laws or by order of any Gaming Authority.
     The Company shall notify the Trustee in writing of any such Disqualified Holder status or redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability. Notwithstanding any other provision of this Indenture, immediately upon the imposition of a requirement to dispose of Debt Securities by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Debt Securities or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Debt Securities or any remuneration in any form with respect to the Debt Securities from the Company or the Trustee, except the redemption price.
ARTICLE IV
COVENANTS
     SECTION 4.01 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.
     The Company covenants and agrees for the benefit of Holders of Debt Securities of each series that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities of such series in accordance with the terms of such Debt Securities and this Indenture.

     SECTION 4.02 REPORTS
     (a) Whether or not required by the Commission, so long as any Debt Securities are outstanding, the Company shall furnish to the Holders within 15 days after the time periods specified in the Commission’s rules and regulations:
          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to the annual information only, a report thereon by the Company’s independent registered public accounting firm; and
          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     (b) The Company shall at all times comply with TIA § 314(a).
     SECTION 4.03 OFFICER’S CERTIFICATE AS TO COMPLIANCE.
     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not, to the knowledge of the signer thereof, the Company is in compliance with all covenants and conditions under this Indenture, and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof of which such signer may have knowledge. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
     SECTION 4.04 MAINTENANCE OF OFFICE OR AGENCY.
     The Company will maintain in each Place of Payment for Debt Securities of any series an office or agency where such Debt Securities may be presented or surrendered for payment, where such Debt Securities may be surrendered for registration of transfer or exchange, where Debt Securities of a series that are convertible may be surrendered for conversion, if applicable, and where notices and demands to or upon the Company in respect of such Debt Securities and this Indenture may be served. If Debt Securities of a series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for such Debt Securities in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as such Debt Securities are listed on such exchange, and subject to any laws or regulations applicable thereto, in a Place of Payment for such Debt Securities located outside the United States an office or agency where any such Debt Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of such Debt Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.
     The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

     SECTION 4.05 MONEY FOR DEBT SECURITIES; PAYMENTS TO BE HELD IN TRUST.
     If the Company shall at any time act as its own Paying Agent with respect to Debt Securities of any series, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents with respect to the Debt Securities of any series, it will, by or on each due date of the principal (and premium, if any) or interest on any Debt Securities of that series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (in same day funds and, if a Global Note is Outstanding, by 10:00 a.m., New York City time, in order for the Trustee to make payment to the U.S. Depositary for the Debt Securities of such series in accordance with rules of such U.S. Depositary), such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent with respect to the Debt Securities of any series other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Debt Securities of that series; and
     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 11.02, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company upon Company Request.
     SECTION 4.06 CORPORATE EXISTENCE.
     Subject to Articles V and X, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and each Guarantor’s corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the

Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole.
     SECTION 4.07 WAIVER OF CERTAIN COVENANTS.
     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.04 through 4.06 or 4.08 (or any additional specified term, provision or condition set forth in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of the Debt Securities of any series) for the benefit of the Holders of the Debt Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided that no waiver of any rights described in Section 6.08 and other than as set forth in the Debt Securities of a particular series, no waiver of any requirement to provide a Guarantee or collateral for the benefit of the Holders the Debt Securities of any series shall be effective without the Act of the Holder of each Outstanding Debt Security of that series affected thereby.
     SECTION 4.08 GAMING APPROVALS.
     To the extent that the terms of the Debt Securities of any series would restrict the transfer or encumbrance of the equity securities of the Company’s corporate Subsidiaries that hold Gaming Licenses, the Company shall use commercially reasonable efforts to obtain all necessary consents from the applicable Gaming Authorities (i) to place restrictions on the transfer of the equity securities of the Company’s corporate Subsidiaries holding Gaming Licenses; and (ii) to agree not to encumber such equity securities.
ARTICLE V
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     SECTION 5.01 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS
     The Company shall not consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person unless:
     (a) either (i) the Company is the surviving entity or (ii) the successor or transferee (the “successor corporation”) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Debt Securities and this Indenture;
     (b) immediately after giving effect to such transaction, no Event of Default or Default shall exist; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel conforming to the provisions of Section 11.05 hereof and each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this provision and that all conditions precedent herein provided for relating to such transaction have been complied with.
     SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED.
     Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially in their entirety in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and the predecessor Company, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Debt Securities.

ARTICLE VI
DEFAULTS AND REMEDIES
     SECTION 6.01 EVENTS OF DEFAULT.
     “Event of Default” wherever used herein with respect to the Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (b) default in the payment of the principal of (and premium, if any, on) any Debt Security at its Maturity (upon acceleration, optional or mandatory redemption or otherwise); or
     (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture in respect of such Debt Securities (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (d) the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary by a court having jurisdiction in the premises in an involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
     (e) the commencement by the Company or any Significant Subsidiary of a voluntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or
     (f) repudiation by the Company or any of the Guarantors of their obligations under the Guarantees or the Company or any Guarantor takes any action that causes, or asserts, or fails to timely take any action that it knows, or has been notified by the Trustee, is necessary to prevent, the unenforceability of the Guarantees against the Company or any of the Guarantors for any reason, except for such matters as are expressly permitted under this Indenture.
     SECTION 6.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.
     If an Event of Default (other than an Event of Default described in clause (d) or (e) of Section 6.01) with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series (or, if such Debt Securities are Original Issue Discount Securities, such portion of the principal amount of such Debt

Securities as may be specified by the terms thereof) may declare the principal amount of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) plus accrued and unpaid interest (and premium, if payable) shall become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of the Debt Securities of that series shall terminate.
     At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of at least a majority in principal amount of the Outstanding Debt Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay
          (1) all overdue installments of interest on all Debt Securities of that series,
          (2) the principal of (and premium, if any, on) any Debt Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,
          (3) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of that series at the rate or rates prescribed therefor in such Debt Securities, and
          (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (b) all Events of Default with respect to Debt Securities of that series, other than the nonpayment of the principal of (and premium, if any, on) Debt Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.
No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.
     If an Event of Default described in clause (d) or (e) of Section 6.01 occurs with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on each series of Debt Securities shall be due and payable immediately without any further action or notice.
     SECTION 6.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.
     The Company covenants that, if:
     (a) default is made in the payment of any installment of interest on Debt Securities of any series when such interest or payment becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of principal of (or premium, if any, on) any Debt Securities of any series at the Maturity thereof, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Debt Securities of such series, the amount then due and payable on such Debt Securities for the principal (and premium, if any) and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debt Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities wherever situated.
     If an Event of Default with respect to the Debt Securities of any series occurs and is continuing, then the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders of such Debt Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     The Trustee shall be under no duty to the Company or any Guarantor to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture.
     SECTION 6.04 TRUSTEE MAY FILE PROOFS OF CLAIM.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, relative to the Company or any Guarantor, or the property of the Company or of any Guarantor or their creditors, the Trustee (irrespective of whether the principal of any Debt Securities of any series shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debt Securities of each series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Debt Securities allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder of such series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES.
     All rights of action and claims under this Indenture or the Debt Securities or Guarantees set forth in this Indenture may be prosecuted and enforced by the Trustee without the possession of any of such Debt Securities or Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the

Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities in respect of which such judgment has been recovered.
     SECTION 6.06 APPLICATION OF MONEY COLLECTED.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 7.07;
     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debt Securities ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, respectively;
     THIRD: Without duplication, to Holders of Debt Securities for any other obligations owing to the Holders of Debt Securities under the Debt Securities or this Indenture; and
     FOURTH: The balance, if any, to the Person or Persons entitled thereto.
     SECTION 6.07 LIMITATION ON SUITS.
     No Holder of any Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Guarantees, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least a majority in principal amount of the Outstanding Debt Securities of that series;
it being understood and intended that no one or more of such Holders of Debt Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other such Holders of Debt Securities of such series, or to obtain or to seek to obtain priority or preference over any other of such Holders of Debt Securities of such series or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all of such Holders of Debt Securities of such series. For the protection and enforcement of the provisions of this Section 6.07, each and every Holder of Debt Securities and the Trustee shall be entitled to such relief as can be given at law or in equity.

     SECTION 6.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.
     Notwithstanding any other provision in this Indenture, except for restrictions imposed by Gaming Laws or Gaming Authorities on payments by entities holding Gaming Licenses, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.05, Section 2.12, Section 3.08 and Section 4.05) interest on such Debt Security on the respective Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder except that no Holder of a series of Debt Securities shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of Liens upon any property subject to such Lien in favor of the Beneficiaries of that series.
     SECTION 6.09 RESTORATION OF RIGHTS AND REMEDIES.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 6.10 RIGHTS AND REMEDIES CUMULATIVE.
     Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law (including Gaming Laws), be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 6.11 DELAY OR OMISSION NOT WAIVER.
     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     SECTION 6.12 CONTROL BY HOLDERS.
     The Holders of at least a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, provided that:
     (a) such direction shall not be in conflict with any rule of law (including Gaming Laws) or with this Indenture;
     (b) subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer or Trust Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders of Debt Securities of such series not joining in any such direction; and

     (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     SECTION 6.13 WAIVER OF PAST DEFAULTS.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series, by notice to the Trustee, may, on behalf of the Holders of all the Debt Securities of that series, waive any past default hereunder with respect to the Debt Securities of such series and its consequences, except a default:
     (a) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or
     (b) in respect of a covenant or provision hereof which, pursuant to Article IX, cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Debt Securities under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     SECTION 6.14 UNDERTAKING FOR COSTS.
     All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder of a Debt Security for the enforcement of the payment of the principal of (or premium, if any) or interest on such Debt Security on or after the respective Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on or after the Redemption Date).
     SECTION 6.15 WAIVER OF STAY OR EXTENSION LAWS.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 6.16 DISQUALIFIED HOLDERS.
     To the extent required by applicable Gaming Laws, Debt Securities held by a Disqualified Holder shall, so long as held by such Person, be disregarded for purposes of providing notices, directions, waivers or other actions and determining the sufficiency of such notices, directions, waivers or actions under this Article VI.
ARTICLE VII
TRUSTEE
     SECTION 7.01 CERTAIN DUTIES AND RESPONSIBILITIES.
     (a) Except during the continuance of an Event of Default with respect to Debt Securities of any series,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (b) In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to such Debt Securities, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
          (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
          (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith with respect to Debt Securities of any series in accordance with the direction of the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
          (4) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and
          (5) the Trustee shall cooperate and comply with any order or directive of a Gaming Authority in connection with this Indenture, including that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Laws (unless the Trustee shall have submitted its resignation) and will cooperate fully and completely in any proceeding related to such application; provided the Company agrees to prepare (or cause the Guarantors to prepare) all documentation in connection with any such order, directive, application and proceeding and to reimburse the Trustee for all costs and expenses incurred by it in connection therewith.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     SECTION 7.02 NOTICE OF DEFAULTS.
     Within 90 days after the occurrence of any default hereunder with respect to Debt Securities of any series, the Trustee shall give notice to all Holders of such Debt Securities of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any such Debt Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of such Debt Securities. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of a particular series.
     Notice given pursuant to this Section 7.02 shall be transmitted by mail:
     (a) to all registered Holders of the Debt Securities of the applicable series, as the names and addresses of the registered Holders appear in the Debt Security Register; and
     (b) to each Holder of a Debt Security of the applicable series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) of this Indenture.
     SECTION 7.03 CERTAIN RIGHTS OF TRUSTEE.
     Except as otherwise provided in Section 7.01:
     (a) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default in respect of Debt Securities of any series except (i) any Default or Event of Default occurring pursuant to Section 6.01(a), (b) or (c), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;

     (i) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and
     (j) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     SECTION 7.04 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBT SECURITIES.
     The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantees or the Debt Securities. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.
     SECTION 7.05 MAY HOLD DEBT SECURITIES.
     The Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
     SECTION 7.06 MONEY HELD IN TRUST.
     Money in any currency held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     SECTION 7.07 COMPENSATION AND REIMBURSEMENT.
     The Company agrees:
     (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including costs incurred in connection with applications to any Gaming Authority and including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
     (c) to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder of Debt Securities or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Debt Securities, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on the Debt Securities.

     The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee for reasonable expenses, disbursements and advances shall constitute additional Indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.
     SECTION 7.08 DISQUALIFICATION; CONFLICTING INTERESTS.
     The Trustee shall comply with the relevant provisions of the Trust Indenture Act with respect to conflicts of interest and disqualification. If such provisions require the Trustee to resign with respect to the Debt Securities, the Company shall take prompt steps to have a successor appointed, in the manner and with the effect hereinafter specified in this Article.
     SECTION 7.09 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.
     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee upon any Debt Securities.
     SECTION 7.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.
     Subject to compliance with applicable Gaming Laws:
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.
     (b) The Trustee may resign at any time with respect to the Debt Securities of any series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Debt Securities.
     (c) The Trustee may be removed at any time with respect the Debt Securities of any series and a successor Trustee appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Debt Securities.
     (d) If at any time:
          (1) the Trustee shall fail to comply with Section 7.08 with respect to the Debt Securities of any series after written request therefor by the Company or by any such Holder who has been a bona fide Holder of such a Debt Security for at least six months, or
          (2) the Trustee shall cease to be eligible under Section 7.09 with respect to the Debt Securities and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Debt Securities, or (ii) subject to Section 6.14, any Holder who has been a bona fide Holder of such a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for such Debt Securities of such series.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders of the Debt Securities of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of such a Debt Security for at least six months may, subject to Section 6.07, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner and to the extent provided in Section 11.02 to the Holders of such Debt Securities. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.
     SECTION 7.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.
     Subject to compliance with applicable Gaming Laws:
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Debt Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien and claim, if any, provided for in Section 7.07.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article IX hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     SECTION 7.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.
     SECTION 7.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
     If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Debt Securities), the Trustee shall be subject to the provisions of TIA § 311(a) regarding the collection of claims against the Company or any Guarantor (or any such other obligor), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
     SECTION 7.14 APPOINTMENT OF AUTHENTICATING AGENT.
     As long as any Debt Securities remain Outstanding, upon a Company Request, there shall be an authenticating agent (the “Authenticating Agent”) appointed, for such period as the Company shall elect, by the Trustee to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of the Debt Securities. Debt Securities authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Debt Securities upon original issuance and pursuant to Section 2.08 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.
     Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14 with respect to the Debt Securities, the Trustee shall, upon Company Request, appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities in the manner and to the extent provided in Section 11.02. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The Authenticating Agent for the Debt Securities shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee, except arising out of its negligence or willful misconduct.
     If an appointment is made pursuant to this Section, the Debt Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Debt Securities designated therein referred to in the within mentioned Indenture.

By:
As Authenticating Agent

By:
Authorized Signatory
     SECTION 7.15 PAYING AGENT; REGISTRAR.
     (a) Each Paying Agent or Registrar (other than the Company) shall be a corporation organized and doing business under the laws of the United States of America or of any State and having a combined capital and surplus of at least $500,000,000.
     (b) Each Paying Agent or Registrar may resign at any time by giving written notice thereof to the Company. The Company, by a Board Resolution and upon giving written notice thereof to the Paying Agent or Registrar, may remove such Paying Agent or Registrar at any time.
     (c) If any Paying Agent or Registrar shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of any Paying Agent or Registrar for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Paying Agent or Registrar.

     (d) The Company shall give notice of each resignation and each removal of any Paying Agent or Registrar and each appointment of a successor Paying Agent or Registrar by mailing written notice of such event by first-class mail, postage prepaid, to the Trustee. Each notice shall include the name and address of the successor Paying Agent or Registrar.
     (e) The Trustee is hereby initially appointed Paying Agent and Registrar.
     (f) The Company shall enter into an appropriate written agency agreement with any Paying Agent or Registrar not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Paying Agent or Registrar, including the provisions of Section 7.01(c)(5). The Company shall notify the Trustee in writing of the name and address of any such Paying Agent or Registrar.
SECTION 7.16 REPORTS BY TRUSTEE.
     (a) Within 60 days after May 15 of each year commencing with the first May 15 after the original issuance of the Debt Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders of Debt Securities, in the manner and to the extent provided in TIA § 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by TIA § 313(a). The Trustee shall also transmit by mail to all Holders of Debt Securities, in the manner and to the extent provided in TIA § 313(c), a brief report in accordance with and with respect to the matters required by TIA § 313(b)(2).
     (b) A copy of each report transmitted to Holders of Debt Securities pursuant to this Section 7.16 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Debt Securities of any series are listed and also with the Commission. The Company will notify the Trustee promptly if the Debt Securities of any series are listed on any stock exchange or of any delisting thereof.
     (c) Gaming License Requirements. To the extent required by Gaming Laws, the Trustee will provide any applicable Gaming Authority upon its or the Company’s request with:
          (1) copies of all notices, reports and other written communications which the Trustee gives to Holders of Debt Securities;
          (2) a list of Holders of Debt Securities of each series promptly after the original issuance of such Debt Securities, eight months and two months prior to the expiration date of each then-current Gaming License held by the Company or its Subsidiaries, and upon demand;
          (3) notice of any Event of Default under this Indenture or of any Default, any acceleration of the indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture and any rescission, annulment or waiver in respect of an Event of Default;
          (4) notice of the removal or resignation of the Trustee within five Business Days thereof;
          (5) notice of any transfer or assignment of rights under this Indenture (but no transfers or assignments of the Debt Securities) within five Business Days thereof; and
          (6) a copy of any amendment to the Debt Securities of any series or this Indenture within five Business Days of the effectiveness thereof.
The notice specified in clause (3) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has transmitted the notice required by Section 7.02. In the case of any notice in respect of any Event of Default, such Notice shall be accompanied by a copy of any notice from the Holders of the Debt Securities of the applicable series, or a representative thereof or the Trustee, to the Company and, if accompanied by any such notice to the Company, shall be given simultaneously with the giving of any such notice to the Company. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.
     The Trustee shall in accordance with the limitations set forth herein cooperate with any applicable Gaming Authority in order to provide such Gaming Authority with information and documentation relevant to compliance with clause (3) above and as otherwise required by any applicable Gaming Laws.
     The Company will advise the Trustee in writing of the expiration date of any then-current Gaming License held by the Company or its Subsidiaries at least nine months prior to the expiration thereof and the Trustee until so advised may assume that such Gaming License has not expired.
     (d) Reports pursuant to this Section 7.16 shall be transmitted by mail:
          (1) to all Holders of Debt Securities, as the names and addresses of such Holders of Debt Securities appear in the Debt Security Register; and
          (2) except in the cases of reports pursuant to subsection (b) of this Section 7.16, to each Holder of a Debt Security whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 2.06.
          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debt Securities of any series are listed, with the Commission and also with the Company. The Company will notify the Trustee promptly when the Debt Securities of any series are listed on any stock exchange or of any delisting thereof.
ARTICLE VIII
DISCHARGE OF DEBT SECURITIES; DEFEASANCE
     SECTION 8.01 SATISFACTION AND DISCHARGE OF DEBT SECURITIES.
     This Indenture shall, upon Company Request, cease to be of further effect with respect to the Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on such Debt Securities) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either
          (1) all Debt Securities of such series theretofore authenticated and delivered (other than (i) Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (ii) Debt Securities the payment for which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.05) have been delivered to the Trustee for cancellation; or
          (2) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation,
               (i) have become due and payable, or
               (ii) will become due and payable at their Stated Maturity within one year, or
               (iii) are to be called for redemption within one year under arrangements satisfactory to the
     Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company;
     (b) the Company, in the case of subclause (ii) or (iii) of clause (a)(2) of this Section, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under this Indenture with respect to such Debt Securities shall not be deemed terminated or discharged;
     (c) the Company has paid or caused to be paid all other sums payable hereunder by the Company;
     (d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and
     (e) with respect to clause (b) above, the Company has delivered to the Trustee an Opinion of Counsel or a ruling by the Internal Revenue Service to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance or Discharge.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Company to any Authenticating Agent under Section 7.14, the obligations of the Company under Section 4.01, and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section, the obligations of the Trustee under Section 8.02 and the last paragraph of Section 4.05, shall survive.
     SECTION 8.02 APPLICATION OF TRUST MONEY.
     Subject to the provisions of the last paragraph of Section 4.05, all money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities of such series, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
     SECTION 8.03 APPLICABILITY OF ARTICLE.
     Except as otherwise provided in Section 8.04, the Company may terminate its obligations under the Debt Securities of any series and this Indenture as set forth in Section 8.04.
     SECTION 8.04 DEFEASANCE UPON DEPOSIT OF MONEYS OR U.S. GOVERNMENT OBLIGATIONS.
     At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Debt Securities of any series and the Guarantors shall be deemed to have been discharged from their obligations under their Guarantees in respect of such Debt Securities (“legal defeasance option”) or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 5.01, 4.03, and 4.08 with respect to the Debt Securities of any series or with any additional specified terms, provisions or conditions set forth in any Board Resolution, Officers’ Certificate or supplemental indenture that establishes the terms of the Debt Securities of any series and the Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 10.11 (or comparable provisions of its Guarantee if not set forth in Article X) with respect to their Guarantees in respect of the Debt Securities (“covenant defeasance option”) at any time after the applicable conditions set forth below have been satisfied:
     (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;
     (b) Such deposit shall not cause the Trustee to have a conflicting interest as defined in Section 7.08 and for purposes of the Trust Indenture Act;
     (c) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;
     (d) If the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Company’s exercise of its option under this Section would not cause such Debt Securities to be delisted;
     (e) No Event of Default or Default shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 6.01(d) or Section 6.01(e) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(d) or Section 6.01(e) shall have occurred and be continuing on the 91st day after such date. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under Section 6.01(d) or Section 6.01(e) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(d) or Section 6.01(e) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company and the Guarantors referred to under the definition of covenant defeasance option with respect to such Debt Securities shall be reinstated;
     (f) The Company shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance or Discharge and will be subject to federal income tax on the same amounts and at the same times as would have been the case if such action had not been exercised; and
     (g) The Company shall have delivered to the Trustee an Officers’ Certificate certifying the conditions set forth in clauses (a) through (f) of this Section 8.04 have been satisfied.
     “Discharged” means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of any series and the Guarantees in respect of such Debt Securities and to have satisfied all the obligations under this Indenture in respect of such Debt Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of Holders of such Debt Securities to receive, from the trust fund described in clause (a) above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due, (ii) the Company’s obligations with respect to such Debt Securities under Sections 2.07, 2.08, 2.10, 4.04 and 8.05 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.
     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof prior to the final Maturity Date of the Debt Securities of the applicable series, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the Holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     SECTION 8.05 DEPOSITED MONEYS AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST.
     All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.04 in respect of Debt Securities of any series shall be held in trust and applied by it, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Debt Securities of such series.
     SECTION 8.06 REPAYMENT TO COMPANY.
     The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 8.04.
     The provisions of the last paragraph of Section 4.05 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of the Debt Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 8.04.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another corporation to the rights of the Company or any Guarantor and the assumption by such successor of the covenants and obligations of the Company or any Guarantor contained herein and in the Debt Securities; or
     (b) to add to the covenants of the Company and the Guarantors, for the benefit of the Holders of the Debt Securities of all or any series (and if such covenants are to be for the benefit of the Holders of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such Holders), or to surrender any right or power herein conferred upon the Company or the Guarantors; or
     (c) to add any additional Events of Default in respect of the Debt Securities of all or any series (and if such additional Events of Default are to be for the benefit of the Holders of less than all series of Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such Holders); or
     (d) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Debt Securities of any series pursuant to Article VIII, provided that any such action shall not adversely affect the interests of the Holders of such Debt Securities or Holders of Debt Securities of any other series in any material respect; or
     (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or
     (f) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or
     (g) to cure any ambiguity; or
     (h) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein; or
     (i) to eliminate any conflict between the terms of this Indenture, the Debt Securities of any series and the Trust Indenture Act; or
     (j) to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture; provided such other provisions shall not adversely affect in any material respect the interests of the Holders of Outstanding Debt Securities of any series; or
     (k) to secure the Debt Securities and the Guarantees of any series; or
     (l) to add additional Guarantees or to release any Guarantors from Guarantees as provided by the terms of this Indenture; or
     (m) to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.12.
     The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority.
     SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.
     With the written consent of the Holders of not less than at least a majority in principal amount of the Outstanding Debt Securities of any series affected by the proposed supplement or amendment, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto, or amendments to the Guarantees for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Guarantees or of modifying in any manner the rights of the Holders of the Debt Securities under this Indenture or the Guarantees; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby,
     (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon redemption thereof, or change the currency in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (including, in the case of redemption, on or after the Redemption Date), or alter any redemption provisions in a manner adverse to the Holders of Debt Securities or release any Guarantor under any Guarantee (except in accordance with the terms of the Indenture or the Guarantee) or collateral, if any, securing the Debt Securities (except in accordance with the terms of the Indenture or the documents governing such collateral, if any); or
     (b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with respect Debt Securities of any such series or with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

     (c) modify any of the provisions of this Section, Section 4.07 or Section 6.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.11 and 9.01(f); or
     (d) modify any of the provisions of this Indenture which by their terms expressly require the consent of each affected Holder of Debt Securities to modify.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority. To the extent required by applicable Gaming Laws, Debt Securities held by a Disqualified Holder shall, so long as held by such a Person, be disregarded for purposes of providing consents and determining the sufficiency of consents under this Section 9.02.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of Debt Securities of one or more particular series, or which modifies the rights of the Holders of such Debt Securities with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.
     SECTION 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a material way.
     SECTION 9.04 EFFECT OF SUPPLEMENTAL INDENTURES.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     SECTION 9.05 CONFORMITY WITH TRUST INDENTURE ACT.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
     SECTION 9.06 REFERENCE IN DEBT SECURITIES TO SUPPLEMENTAL INDENTURES.
     Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article and affected thereby may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series.

ARTICLE X
DEBT SECURITY GUARANTEES
     SECTION 10.01 GUARANTEE.
     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors, jointly and severally, hereby unconditionally guarantees (each such guarantee, together with any future guarantees executed pursuant to the terms of the Debt Securities of any series, being a “Guarantee”), to each Holder of Debt Securities of any series guaranteed by such Guarantor pursuant to the terms thereof and authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of this Indenture, such Debt Securities or the obligations of the Company under this Indenture or such Debt Securities, that: (i) the principal of and interest on the Debt Securities of such series will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a purchase offer or otherwise, and interest on the overdue principal and interest, if any, on the Debt Securities of such series, if lawful, and all other obligations of the Company to the Holders of such Debt Securities or the Trustee under this Indenture or such Debt Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and such Debt Securities; and (ii) in case of any extension of time of payment or renewal of any securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a purchase offer or otherwise (collectively, the “Guaranteed Obligations”). This Guarantee is a guarantee of payment and not of collection.
     Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same before failure to so pay becomes an Event of Default in respect of the Debt Securities of such series.
     (b) Each Guarantor agrees that (i) its obligations with regard to any Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Debt Securities of the applicable series or this Indenture, any amendments to the Indenture or such Debt Securities (other than this Article X), the absence of any action to enforce the same, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) no Guarantee will be discharged except by complete performance of the obligations contained in such Debt Security and this Indenture. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever.
     (c) If any Holder of the Debt Securities of any series guaranteed pursuant to the terms hereof or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or any Guarantor, any amount paid by either the Company or any of the Guarantors of the Debt Securities of such series to the Trustee or such Holder, this Guarantee of the Debt Securities of such series, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors of the Debt Securities of any series agrees that it will not be entitled to any right of subrogation in relation to the Holders of such Debt Securities in respect of any obligations guaranteed pursuant to such Guarantee except as set forth in Section 10.05 hereof.
     (d) Each of the Guarantors agrees that (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.
     SECTION 10.02 EXECUTION AND DELIVERY OF GUARANTEE.
     To evidence its Guarantee set forth in Section 10.01, each of the Guarantors agrees that a notation of such Guarantee substantially in the form of the notation to be included on each Debt Security guaranteed by the

Guarantors, authenticated and delivered by the Trustee shall be endorsed and that this Indenture shall be executed on behalf of such Guarantor by a duly authorized officer.
     Each of the Guarantors agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect and apply to the Debt Securities of any series it guarantees notwithstanding any failure to endorse on each Debt Security evidencing such series a notation of such Guarantee.
     If an Officer whose facsimile signature is on such Debt Security no longer holds that office at the time the Trustee authenticates a Debt Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.
     The delivery of any Debt Security on which a guarantee is endorsed by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
     SECTION 10.03 LIMITATION OF GUARANTOR’S LIABILITY.
     Each Guarantor and by its acceptance hereof each Holder of the Debt Securities of any series guaranteed by the Guarantors hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee set forth in this Indenture not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, such Holders and each Guarantor hereby irrevocably agree that the obligations of each such Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee set forth in this Indenture or pursuant to Section 10.04, result in the obligations of such Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 10.03 is for the benefit of the creditors of each Guarantor.
     SECTION 10.04 CONTRIBUTION.
     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee of the Debt Securities of any series, such Funding Guarantor shall be entitled to a contribution from each other Guarantor of such Debt Securities in a pro rata amount based on the net worth of each such Guarantor (including the Funding Guarantor) for all payments, damages and expenses by that Funding Guarantor in discharging the Company’s obligations with respect to such Debt Securities or any other Guarantor’s obligations with respect to the Guarantee thereof.
     SECTION 10.05 RIGHTS UNDER THE GUARANTEE.
     No payment by any Guarantor pursuant to the provisions hereof to the Trustee shall entitle such Guarantor to any payment out of any collateral held by the Trustee under this Indenture in respect of the Debt Securities of any series guaranteed by such Guarantor.
     (a) Each of the Guarantors waives notice of the issuance, sale and purchase of the Debt Securities of any series it guarantees and notice from the Trustee or the Holders from time to time of any such Debt Securities of their acceptance and reliance on such Guarantee.
     (b) Notwithstanding any payment or payments made by the Guarantors by reason of their Guarantees of the Debt Securities of any series, the Guarantors shall not be subrogated to any rights of the Trustee or any Holder of such Debt Securities against the Company until all such Debt Securities shall have been paid or deemed to have been paid within the meaning of the Indenture. Any payment made by the Guarantors by reason of their Guarantees shall be in all respects subordinated to the full and complete payment or discharge under this Indenture of all obligations guaranteed hereby, and no payment by the Guarantors by reason of such Guarantee shall give rise to any claim of the Guarantors against the Trustee or any Holder of the Debt Securities of such series so guaranteed. Unless and until the Debt Securities shall have been paid or deemed to have been paid within the meaning of the

Indenture, none of the Guarantors will assign or otherwise transfer any such claim against the Company to any other person.
     (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantors of their obligations in respect of their Guarantees of) which any Guarantor may have or assert against the Trustee or any Holder of any Debt Securities shall be available hereunder to such Guarantor against the Trustee on such Holder.
     (d) Each Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees and expenses, which may be incurred by the Trustee in enforcing or attempting to enforce any of its Guarantees or protecting the rights of the Trustee or the Holders of the Debt Securities of any series it guarantees, if any, in accordance with this Indenture.
     SECTION 10.06 PRIMARY OBLIGATIONS.
     Each Guarantor agrees that it is directly liable to each Holder of the Debt Securities of any series it guarantees, that the obligations of each Guarantor hereunder are independent of the obligations of the Company or any other guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against the Company or any other guarantor of such Debt Securities or whether the Company or any other guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of the Debt Securities of the series it guarantees of whatever remedies they may have against the Company or any other guarantor, or the enforcement of any Lien or realization upon any collateral the Trustee may at any time possess in respect of such Debt Securities. Each Guarantor agrees that any release which may be given by the Trustee or the Holders of the series of Debt Securities it guarantees to the Company or any other guarantor shall not release such Guarantor. Each Guarantor consents and agrees that the Trustee shall be under no obligation to marshal any property or assets of the Company or any other guarantor in favor of such Guarantor, or against or in payment of any or all of the Guaranteed Obligations.
     SECTION 10.07 WAIVERS.
     (a) Each Guarantor hereby waives any right to receive, or any claim or defense based on failure to receive: (i) notice of the amount of any or all of the Guaranteed Obligations; (ii) notice of any adverse change in the financial condition of the Company or of any other fact that might increase such Guarantor’s risk hereunder; (iii) notice of a Default or Event of Default in respect of the Debt Securities of any series it guarantees; and (iv) all other notices (except if such notice is specifically required to be given to such Guarantor under this Indenture to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.
     (b) Each Guarantor hereby waives the right by statute or otherwise to require the Trustee or the Holders of the Debt Securities of any series it guarantees to institute suit against the Company (or against any other Person) or to exhaust any rights and remedies which the Trustee or such Holders have or may have against the Company (or against any other Person). In this regard, each Guarantor agrees that it is bound to the payment of each and all of the Guaranteed Obligations, whether now existing or hereafter arising, as fully as if such Guaranteed Obligations were directly owing to the guaranteed party by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof.
     (c) Each Guarantor hereby waives: (i) any claim or defense directly or indirectly arising from or caused by any election of remedies by the Trustee or Holders of the Debt Securities of any series it guarantees, whether or not such election of remedies directly or indirectly results in impairment or loss of rights or claims of such Guarantor against the Company or other Persons; and (ii) any defenses based on suretyship law or impairment of collateral.

     SECTION 10.08 RELEASES.
     Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, the Trustee may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Indenture or may grant other indulgences to the Company in respect thereof, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.
     SECTION 10.09 NO ELECTION.
     The Trustee shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by the Trustee to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Trustee’s right to proceed in any other form of action or proceeding, or against other parties unless the Trustee has expressly waived such right in writing.
     SECTION 10.10 FINANCIAL CONDITION OF THE COMPANY.
     Each Guarantor represents and warrants to the Trustee and Holders of the Debt Securities of any series it guarantees that it is currently informed of the financial condition of the Company and, of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor further represents and warrants to the Trustee and such Holders that it has read and understands the terms and conditions of this Indenture. Each Guarantor hereby covenants that it will continue to keep itself informed of the Company’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.
     SECTION 10.11 CONSOLIDATION, MERGER, ETC., ONLY ON CERTAIN TERMS.
     No Guarantor shall consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person, unless:
          (i) subject to the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than the Guarantor, another Guarantor or the Company) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and assumes, by supplemental indenture hereto, all of the obligations of such Guarantor under each of its Guarantees and this Indenture;
          (ii) immediately after giving effect to such transaction, no Event of Default or Default shall exist; and
          (iii) such Person executing the supplemental indenture required pursuant to clause (i) above, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel conforming to the provisions of Section 11.05 hereof and each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this provision and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Notwithstanding the preceding paragraph, in the event of (a) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the capital stock of any Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under each of its Guarantees pursuant to this Indenture, except in the event of a sale or other disposition to the Company, any other Guarantor of the Debt Securities of each series it guarantees or any Affiliate thereof.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and Opinion of Counsel conforming to the provisions of Section 11.05 hereof, to the effect that such sale or other disposition was made by the Company or such Guarantor in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its Guaranteed Obligations under each of its Guarantees pursuant to this Indenture.
ARTICLE XI
MISCELLANEOUS
     SECTION 11.01 TRUST INDENTURE ACT CONTROLS.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     SECTION 11.02 NOTICES.
     Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or
     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.
     Any notice or communication to the Company, any Guarantors or the Trustee shall be deemed to have been given or made as of the date delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).
     Any notice or communication mailed to a Holder shall be made in compliance with TIA § 313(c) and mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder of the Debt Securities of any series or any defect in it shall not affect its sufficiency with respect to other Holders of such Debt Securities. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     SECTION 11.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Debt Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Company shall furnish to the Trustee:

     (1) an Officers’ Certificate in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, provided, however, that with respect to matters of law, an Officers’ Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous; and
     (2) an Opinion of Counsel in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.
     To the extent applicable, the Company shall comply with TIA§ 314(c)(3).
     SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
     SECTION 11.06 BUSINESS DAYS.
     Unless otherwise specified pursuant to this Indenture or in any Debt Security, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of the Debt Securities of any series shall not be a Business Day at any Place of Payment for such Debt Securities, then (notwithstanding any other provision of this Indenture or of such Debt Securities) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.
     SECTION 11.07 GOVERNING LAW.
     THIS INDENTURE, THE DEBT SECURITIES OF EACH SERIES AND THE GUARANTEES THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE DEBT SECURITIES OF ANY SERIES.

     SECTION 11.08 NO RECOURSE AGAINST OTHERS.
     No direct or indirect incorporator, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any of the Company’s Affiliates, shall have any personal liability in respect of the obligations of the Company under the Debt Securities or this Indenture, either directly or through the Company, by reason of his, her or its status as such incorporator, stockholder, employee, director or officer. Each Holder by accepting a Debt Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Debt Securities.
     SECTION 11.09 SUCCESSORS.
     All agreements of the Company and each Guarantor in this Indenture and the Debt Securities (including the Debt Security Guarantee endorsements thereon) shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.
     SECTION 11.10 MULTIPLE ORIGINALS.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     SECTION 11.11 TABLE OF CONTENTS; HEADINGS.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     SECTION 11.12 SEVERABILITY.
     In case any one or more of the provisions in this Indenture, in the Debt Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     SECTION 11.13 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 11.14 NO PARENT LIABILITY.
     In the event (a) there is any Default, Event of Default or other default or alleged default by the Company, any Guarantor or any Affiliate of any thereof under this Indenture, the Debt Securities, any Guarantee or any other document, instrument or agreement arising out of or relating to any of the foregoing (collectively, the “Transaction Documents”) or (b) the Trustee, any Holder of any Debt Security or any Affiliate of any of the foregoing has or may have any claim arising from or relating to the terms of any Transaction Document, neither the Trustee, such Holder or such Affiliate shall commence any lawsuit or otherwise seek to impose any liability whatsoever in respect thereof against Tracinda Corporation or its shareholder (hereinafter collectively referred to as “Tracinda”). Tracinda shall not have any liability whatsoever with respect to any Transaction Document or any matters relating to or arising from any Transaction Document. None of the Trustee, any Holder of any Debt Security or any Affiliate of any of the foregoing shall assert or permit any Person claiming through any of them to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to any Transaction Document or any alleged breach or default of any Transaction Document by the Company, any Guarantor or any Affiliate thereof. Tracinda is not a party to any Transaction Document and is not liable for any alleged breach or default of any Transaction Document by the Company, any Guarantor or any Affiliate of any thereof. The terms of this Section 11.14 shall control, notwithstanding anything to the contrary appearing in any Transaction Document.

     SECTION 11.15 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.
     The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MGM MIRAGE

By:	/s/ Bryan L. Wright

Name:	Bryan L. Wright

Title:	Senior Vice President, Assistant General Counsel and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock

Name:	Raymond S. Haverstock

Title:	Vice President

SIGNATURE PAGE

EXHIBIT A
[FORM OF REDEEMABLE OR NONREDEEMABLE DEBT SECURITY]
[FACE OF DEBT SECURITY]
     [THIS DEBT SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]
     [IF THIS DEBT SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT—FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS DEBT SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                     , 200___[AND] THE YIELD TO MATURITY IS ___%. THE METHOD USED TO DETERMINE THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF                     , 200___TO                     , 20___, IS ___% OF THE PRINCIPAL AMOUNT OF THIS DEBT SECURITY.]
     MGM MIRAGE [DESIGNATION OF SERIES]
     No.                          $
     MGM MIRAGE, a Delaware corporation (herein referred to as the “Company,” which term includes any successor corporations under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                                          or registered assigns the principal sum of                                          Dollars on                      (the “Stated Maturity Date”) [OR INSERT DATE FIXED FOR EARLIER REDEMPTION (the “Redemption Date” and, together with the Stated Maturity Date with respect to principal repayable on such date, the “Maturity Date”)][.] [IF THE DEBT SECURITY IS TO BEAR INTEREST PRIOR TO MATURITY, INSERT—and to pay interest thereon from                                          or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on                                          and                                          of each year (each, an “Interest Payment Date”), commencing                                         , at the rate of ___% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                                          or                                          (whether or not a Business Day, as defined below), as the case may be, immediately preceding such Interest Payment Date [at the office or agency of the Company maintained for such purpose; PROVIDED, HOWEVER, that such interest may be paid, at the Company’s option, by mailing a check to such Holder at his or her registered address or by transfer of funds to an account maintained by such Holder within the United States]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest payable on this Debt Security on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date, as the case may be,] will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including                     , if no interest has been paid on this Debt Security) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date, as the case may be]. If any Interest Payment Date or the [Stated] Maturity Date [or Redemption Date] falls on a day that is not a Business Day, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be,] will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be]. “Business Day” means any day, other than a Saturday or Sunday, on which banking institutions or trust companies in [                    ] are authorized to close.]
     [IF THE DEBT SECURITY IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT—The principal of this Debt Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the [Stated] Maturity Date and in such case the overdue principal of this Debt Security shall bear interest at the rate of                     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]
     The principal of this Debt Security payable on the [Stated] Maturity Date [or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Debt Security payable on the Redemption Date] will be paid against presentation of this Debt Security at the office or agency of the Company maintained for that purpose in                     , in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.
     [IF THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT—All payments of principal, premium, if any, and interest in respect of this Debt Security will be made by the Company in immediately available funds.]
     Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Debt Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated	MGM MIRAGE

By:

Name:

Title:

Attest:

By:

Name:

Title:

[Reverse of Debt Security]
MGM MIRAGE
     This Debt Security is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of                     , 200___(herein called the “Indenture”) between the Company and                                         , as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Debt Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the duly authorized series of Debt Securities designated on the face hereof (collectively, the “Debt Securities”), [IF APPLICABLE, INSERT— and the aggregate principal amount of the securities to be issued under such series is limited to $                     (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debt Securities of this series as provided for in the Indenture).] All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     If an Event of Default shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     [IF APPLICABLE, INSERT—The Debt Securities may not be redeemed prior to the [Stated] Maturity Date, other than as provided for in the next paragraph.]
     The rights of each Holder and any beneficial owner of the Debt Securities are subject to the Gaming Laws and requirements of the Gaming Authorities. Each Holder and beneficial owner, by accepting or otherwise acquiring an interest in the Debt Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming requires that a Person who is a Holder or beneficial owner must be licensed, qualified or found suitable under the applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable (a “Disqualified Holder”), then the Company shall have the right, at its option, notwithstanding any other provision of this Indenture (i) to require such Person to dispose of its Debt Securities or beneficial interest therein within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority or (ii) to redeem such Debt Securities, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to (1) the lesser of (a) the Person’s cost, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply and (b) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the Redemption Date and the date of the finding of unsuitability or failure to comply; or (2) such other amount as may be required by Gaming Laws or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such Disqualified Holder status or redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability. Notwithstanding any other provision of the Indenture, immediately upon the imposition of a requirement to dispose of Debt Securities by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Debt Securities or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Debt Securities or any remuneration in any form with respect to the Debt Securities from the Company or the Trustee, except the redemption price.
     [IF APPLICABLE, INSERT—The Debt Securities of this series are subject to redemption [IF APPLICABLE, INSERT— (a) on                      in any year commencing with the year ___and ending with the year ___through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount and (b)] [IF APPLICABLE, INSERT—at any time [on or after                     ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

     If redeemed on or before                     , ___% and if redeemed during the 12-month period beginning                      of the years indicated, at the Redemption Prices indicated below.
     Year      Redemption Price           Year      Redemption Price
and thereafter at a Redemption Price equal to ___% of the principal amount, together, in the case of any such redemption [IF APPLICABLE, INSERT—(whether through operation of the sinking fund or otherwise)], with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on this Debt Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Debt Security, or one or more Predecessor Debt Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]]
     [IF APPLICABLE, INSERT—The Debt Securities of this series are subject to redemption (a) on                      in any year commencing with the year ___ and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below and (b) at any time on or after                     , as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:

If redeemed during the 12-month period beginning of the years indicated:

Redemption Price for Redemption

Otherwise Than Through	Redemption Price for Redemption
[ ]	[ ]

Operation of the Sinking Fund	Through Operation of Sinking Fund	Year

and thereafter at a Redemption Price equal to ___% of the principal amount, together, in the case of any such redemption (whether through operation of the sinking fund or otherwise), with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on this Debt Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Debt Security, or one or more Predecessor Debt Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]
     [IF APPLICABLE, INSERT—Notwithstanding the foregoing, the Company may not, prior to                      redeem any Debt Securities of this series as contemplated by [clause (b) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of money borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ___% per annum.]
     [IF APPLICABLE, INSERT—The sinking fund for this series of Debt Securities provides for the redemption on                      in each year, beginning with the year ___and ending with the year ___, of [not less than $___(“mandatory sinking fund”) and not more than] $                     aggregate principal amount of the Debt Securities of this series. The Debt Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the [DESCRIBE ORDER] order in which they become due].]
     [IF APPLICABLE, INSERT—Notice of redemption will be given by mail to Holders of Debt Securities of any series to be redeemed, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. If less than all of the Debt Securities of such series are to be redeemed at any time (other than pursuant to a mandatory disposition pursuant to Gaming Laws described above and in the Indenture) the particular Debt Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. [On and after the redemption date, interest ceases to accrue on such Debt Securities or portions of them called for redemption].
     In the event of redemption of the Debt Security in part only, a new Debt Security or Debt Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]
     [IF APPLICABLE, INSERT CONVERSION PROVISIONS SET FORTH IN ANY BOARD RESOLUTION, OFFICERS’ CERTIFICATE OR INDENTURE SUPPLEMENTAL TO THE INDENTURE.]
     [IF APPLICABLE, INSERT — The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Debt Security or (b) certain restrictive covenants and Events of Default with respect to this Debt Security, in each case upon compliance with certain conditions set forth in the Indenture.]
     [IF THE DEBT SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
     [IF THE DEBT SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, an amount of principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount will be equal to [INSERT FORMULA]. Upon payment (a) of the amount of principal so declared due and payable and (b) of interest on any overdue principal and overdue interest, all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Debt Securities of this series will terminate.]
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the Debt Securities of each series to be affected under the indenture at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of each series, on behalf of the Holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, in certain instances, provisions in the Indenture permit the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of any series to waive, on behalf of all of the Holders of such Debt Securities, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and other Debt Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security will not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Debt Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its capacity as Trustee and furnished the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request and indemnity. The foregoing will apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debt Security at the times, rates and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Debt Security is registrable in the Debt Security Register upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in a Place of Payment duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Debt Security is exchangeable for a like aggregate principal amount of Debt Securities and of like tenor of a different authorized denomination, as requested by the Holder hereof surrendering the same.
     The Debt Securities of this series are issuable only in registered form [without coupons] in denominations of $                     and any integral multiple thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     No direct or indirect incorporator, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any of the Company’s Affiliates, shall have any personal liability in respect of the obligations of the Company under the Debt Securities or this Indenture, either directly or through the Company, by reason of his, her or its status as such incorporator, stockholder, employee, director or officer. Each Holder by accepting a Debt Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Debt Securities.
     [IF APPLICABLE, INSERT—The obligations of the Company under the Indenture in respect of this series of Debt Securities shall be guaranteed as set forth in the Indenture.]
     [IF APPLICABLE, INSERT—The obligations of the Company under the Indenture in respect of this series of Debt Securities shall be secured as set forth in the Indenture.]
     In the event (a) there is any Default, Event of Default or other default or alleged default by the Company[, any Guarantor] or any Affiliate of [the Company/any thereof] under the Indenture, under the Debt Securities of this series, [any Guarantee] or any other document, instrument or agreement arising out of or relating to any of the foregoing (collectively, the “Transaction Documents”) or (b) the Trustee, any holder of the Debt Securities of this series, any other Beneficiary or any Affiliate of any of the foregoing has or may have any claim arising from or relating to the terms of any Transaction Document, neither the Trustee, such holder, such other Beneficiary or such Affiliate may commence any lawsuit or otherwise seek to impose any liability whatsoever in respect thereof against Tracinda Corporation or its shareholder (hereinafter collectively referred to as “Tracinda”). Tracinda shall not have any liability whatsoever with respect to any Transaction Document or any matters relating to or arising from any Transaction Document. None of the Trustee, any holder of any Debt Securities of this series, any other Beneficiary or any Affiliate of any of the foregoing may assert or permit any Person claiming through any of them to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to any Transaction Document or any alleged breach or default of any Transaction Document by the Company,[ any Guarantor] or any Affiliate thereof. Tracinda is not a party to any Transaction Document and is not liable for any alleged breach or default of any Transaction Document by the Company, [any Guarantor] or any Affiliate thereof.

     The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely in such State.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in	Amount of increase in	Principal amount of	Signature of authorized
	Principal Amount of	Principal Amount of	this Global Note	signatory of Trustee or
	this Global Note	this Global Note	following such	Notes Custodian
decrease or increase

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the series of Debt Securities issued under the within-mentioned Indenture.

[NAME OF TRUSTEE], as Trustee

By:
Authorized Signatory